As filed with the Securities and Exchange Commission on	Registration No 333-198085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUNSTOCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	5331	46-1856372
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

111 Vista Creek Circle

Sacramento, California 95835

(916) 860-9622

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jason C. Chang

111 Vista Creek Circle

Sacramento, California 95835

(916) 860-9622

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (949) 673-4525 (fax)

Approximate Date of Commencement
of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	2,874,601 Shares	$1.50	$4,311,902	$556

(1) There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) $556 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 2,874,601 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2015

SUNSTOCK, INC.

2,874,601 Shares of Common Stock offered by selling shareholders at $1.50 per share

This prospectus relates to the offer and sale of 2,874,601 shares of common stock (the “Shares”) of Sunstock, Inc. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 2,874,601 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Sunstock, Inc.

111 Vista Creek Circle

Sacramento, California 95835

(916) 860-9622

Prospectus dated ______________, 2015

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is an early-stage company planning to acquire and operate hotels, residential properties and deep discount retail stores (“dollar stores”) in California. The Company was incorporated in the State of Delaware in July 2012, and was formerly known as Sandgate Acquisition Corporation (“Sandgate” or “Sandgate Acquisition”).

In July 2013, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sandgate Acquisition Corporation to Sunstock, Inc.

The Company is located at 111 Vista Creek Circle, Sacramento, California 95835. The Company’s main phone number is (916) 860-9622.

Business

The Company intends to acquire and operate hotels, residential properties and dollar stores in the high demand areas of California, such as Southern California and the San Francisco Bay Area.

The Company independently owns and operates dollar stores in Sacramento California, and intends to open additional dollar store retail locations throughout northern California. Additionally, the Company plans to begin trading in precious metals. The Company has acquired 100 ounces of silver, a small amount of gold, and is evaluating further positions in either the commodities market or bullion. The Company is also interested in acquiring a medium sized hotel in 2015. The Company may also acquire residential apartment complexes in years subsequent to 2015.

In September 2013, the Company’s management developed plans to open and operate two retail stores in Sacramento, California, under the name “Dollar Green Stores.” In October 2013, the Company entered into a Purchase Agreement with Dollar Store Services, Inc., a leading dollar store development and operations consultant. The Company retained Dollar Store Services, Inc. to advise on the development, design and build out of retail stores.

In February 2014, the Company’s first dollar store opened in Sacramento and consists of more than 2,200 square feet of retail store space. In May 2014, the Company opened its second retail storefront consisting of more than 4,700 square feet. The Company intends to open additional dollar stores in 2014 and thereafter pursue expansion into strategic locations currently underserved by the dollar store channel. In August 2014, the Company’s first retail store closed for reasons unrelated to the Company’s business. Hence, the Company currently has only one store open for business.

The Company’s dollar stores offer a wide selection of consumable merchandise products including packaged food comprised of cereals, canned soups, milk, eggs, vegetables, frozen and refrigerated foods, candies, cookies, crackers, salty snacks, carbonated beverages, over-the-counter medicines and personal care products, such as soap, body wash, shampoo, dental hygiene products, as well as skin, and foot care products. Additional products include gifts, party goods, toys, batteries, small electronics, greeting cards, pet supplies, pet food, gardening supplies, durable housewares, kitchen supplies, cookware, paper products, plastics, household chemicals, and many other items, including seasonal goods, such as Easter, Halloween, and Christmas merchandise.

Currently, the Company owns no hotel or residential properties. Although the Company has no plans to purchase a hotel or residential apartment complex in the immediate future, The Company may do so in 2015, and is evaluating potential target properties.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to increase its revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale. The Company anticipates that it would need approximately $100,000 over the next 12 months to continue as a going concern and expand its operations in accordance with its current business plan.

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One of the biggest challenges facing the Company will be in securing adequate capital to acquire or develop properties. Likewise, the Company will need to secure sufficient capital to operate the properties and retails storefronts. Secondarily, following acquisition or development of the property, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

The Company is subject to significant State and Federal regulations governing various aspects of its business, including but not limited to food, food safety and consumer safety. Changes in regulations (or the promulgation of new regulations or deletion of previous regulations) and/or consumer or regulatory claims against the Company, regardless of whether they are founded, may have a substantially adverse effect on the Company and its business. These increasing costs hamper the Company’s ability to compete for new customers and maintain existing customers.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 2,874,601. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 2,874,601 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	9,231,397	(1)

Common stock for sale by selling shareholders	2,874,601

Common stock outstanding after the offering	9,231,397

Offering Price	$1.50 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the year ended December 31, 2013 and the period from July 23, 2012 (inception) to December 31, 2012 and the balance sheet data as of December 31, 2013 and December 31, 2012 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 2014, and the balance sheet as of September 30, 2014, provided below are derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	Nine months ended	Year ended	July 23, 2012 (inception) through
	September 30, 2014	December 31, 2013	December 31, 2012
	(unaudited)
Statement of operations data
Revenue	$145,071	$0	$0
Gross profit	$59,654	$0	$0
Income (Loss) from operations	$(94,197)	$(102,119)	$(1,357)
Net income (loss)	$(94,197)	$(157,319)	$(1,357)

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	At September 30, 2014	At December 31, 2013	At December 31, 2012
	(unaudited)
Balance sheet data
Cash	$15,028	$10,632	$2,000
Other assets	$76,099	$100,202	$0
Total assets	$91,127	$110,834	$2,000
Total liabilities	$73,759	$62,829	$350
Total shareholders’ equity (deficit)	$17,368	$48,005	$1,650
Total liabilities and shareholders’ equity	$91,127	$110,834	$2,000

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has limited revenues to date.

The Company has generated limited revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need approximately $100,000 over the next 12 months to continue as a going concern expand its operations in accordance with its current business plan.

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage, the Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

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These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon their respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that, as of September 30, 2014, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company has engaged outside accounting and finance advisors to assist the Company in better implementing effective disclosure controls and procedures.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its retail stores, and/or acquire hotel and residential properties. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company’s business plan hinges on its ability to acquire, develop, market and commercialize hotels, retail stores and/or residential properties. If the Company is unable to acquire, develop, market and/or commercialize hotels, retail stores and/or residential properties, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The Company’s growth will be impeded if it cannot open new stores on schedule.

The Company’s growth is dependent on increasing sales in existing stores and opening profitable new stores. Increases in sales in existing stores are dependent on factors such as competition, merchandise selection and other factors discussed in these Risk Factors. The Company’s ability to timely open new stores and to expand into additional market areas depends in part on the following factors: the availability of feasible store locations; the ability to negotiate favorable lease terms; the ability to hire and train new personnel in a cost effective manner; the ability to identify customer demand in various geographic areas; general economic conditions; and the availability of sufficient funds for expansion. Many of these factors are beyond the Company’s control.

Failure to open new stores could adversely affect the Company’s growth and/or profitability. In addition, the Company may be unable to anticipate all of the challenges imposed by the expansion of its operations.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s hotels, residential properties, or retail stores. Nor has the Company conducted marketing studies regarding whether such properties or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

No assurance of market acceptance.

Even if the Company successfully acquires hotel and/or residential properties or opens a discount retail store, there can be no assurance that the market reception will be positive for the Company or its ventures.

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The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As only limited revenues have been realized as of yet, the proposed operations of the Company remain speculative.

One of the Company’s officers and directors beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Jason C. Chang, an officer and director of the Company, is currently the beneficial owner of approximately 76% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own 69% of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own more than a majority of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to operate hotels and retail stores and as such would negatively impact the Company’s possible overall development.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing (currently, the Company does not have an arrangement with any such market maker to qualify the Company’s securities for quotation on the OTC Bulletin Board). Moreover, the Company does not know if it will be successful in such application for quotation on the OTC bulletin board, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

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The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

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The Company may face significant competition from companies that serve its industries.

The retail business is highly competitive with respect to price, store location, merchandise quality, assortment and presentation, and customer service. This competitive market creates the risk of adverse impact to the Company’s revenues due to the potential need to reduce prices, and thus reduce margins, in order to stay competitive. Likewise, the Company targets consumers on low or fixed incomes and thus may have limited ability to raise prices in response to increased costs. If the Company fails to timely and effectively respond to competitive pressures and changes in the retail markets, it could adversely affect the Company’s financial performance.

Furthermore, the Company competes with retailers operating discount, mass merchandise, outlet, warehouse, club, grocery, drug, convenience, variety and other specialty stores. Certain competitors may have greater financial, distribution, marketing and other resources than the Company and may be able to secure better arrangements with suppliers and employees and more successfully attract and retain customers. The Company may be vulnerable to the marketing power and degree of consumer recognition of these larger competitors. The Company believes that there is limited to no competition in the geographic regions it targets to establish retail stores. However, the Company is susceptible to the risk that its competitors could venture into the Company’s geographic territories, in which case, the Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Likewise, the hotel and hospitality industry is subject to intense competition. Should the Company expand into this industry, its principal competitors will include major hospitality chains, smaller hotel chains, independent and local hotel owners and other well-established and recognized brands. The Company would be competing for individual guests, group reservations and conference business. Much of the competition for these customers is based on brand name recognition and reputation, as well as location, room rates, property size and availability of rooms, quality of the accommodations and amenities, and customer satisfaction. The Company’s competitors may have greater financial and marketing resources which would allow them to improve their properties and expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete for guests. If the Company is unable to compete successfully, its financial performance may be adversely affected.

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The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of acquiring and operating hotels, retail stores and residential properties to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.

The prices of physical commodities, such as precious metals, are market-driven and subject to change. Fluctuations in the prices of precious metals may affect demand from such commodities and therefore, the Company’s profit.

The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by diversifying its holdings of precious metals, adapting its visions of potential hotels and residential properties for purchase and improving the features and experience offered by its retail stores.

General economic factors may adversely affect the Company’s financial performance.

The Company believes that a large portion of its Dollar Store customers are on fixed or low incomes and generally have limited discretionary spending dollars. Likewise, travel and accommodation spending are directly related to general economic strength. Similarly, prices of physical commodities are market-driven and subject to economic changes. Economic conditions beyond the Company’s control, such as increased unemployment levels, inflation, increases in fuel, other energy costs and interest rates, lack of available credit, erosion in consumer confidence and other factors affecting disposable consumer income may adversely affect the Company’s business. Many of those factors, as well as commodity rates, transportation costs, costs of labor, insurance and healthcare, foreign exchange rate fluctuations, lease costs, changes in other laws and regulations and other economic factors, also affect the Company’s cost of goods sold as well as its general and administrative expenses, which may adversely affect sales or profitability.

Product liability and food safety claims could adversely affect the Company.

The Company may be subject to product liability claims from customers or fines from regulatory agencies relating to products, including food products that are recalled, defective or harmful. Such claims could arise from tampering by unauthorized third parties, product contamination or spoilage, or other factors beyond the Company’s control. The Company generally seeks contractual indemnification and insurance coverage from its suppliers. However, without adequate insurance or contractual indemnification available, such claims could have a material adverse effect on the Company’s business, financial condition and results of operation. Litigation expenses could increase as well, which may have a materially negative impact on results of operations, regardless of the outcome of the claim. Furthermore, such claims may cause significant damage to the Company’s reputation and diminish customer confidence in its products.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

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The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 2,874,601 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

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PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 950,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 9,231,397 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 2,874,601 shares of common stock for sale to the public by the holders thereof at a price of $1.50 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

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Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company operates deep discount variety retail stores under the name “Dollar Green Stores” (“dollar stores”) in Sacramento and intends to expand throughout California to bring in additional revenue streams from the high demand for such stores.

In September 2013, the Company’s management developed plans to open and operate two retail stores in Sacramento, California, under the name “Dollar Green Stores.” In February 2014, the Company opened its first dollar store in Sacramento, which consists of more than 2,200 square feet of retail store space. The Company opened its second dollar store in May 2014. In August 2014, the Company was forced to close its original store due to its landlord’s failure to comply with city building codes. Therefore, the Company currently operates one retail store.

The Company plans to continue pursuing expansion into strategic locations currently underserved by the dollar store channel. The Company expects to expand its brand and plans to open and independently own and operate as many as ten dollar stores throughout California.

Additionally, the Company intends to begin trading precious metals. On December 19, 2014, the Company purchased 100 ounces of silver. The Company has since purchased gold and is evaluating potentially expanding its ownership of additional precious metals.

The Company also has plans to acquire and operate hotels and residential properties in the high demand areas of California such as Southern California and the Bay Area. The Company has no immediate plans to acquire a hotel or residential apartment complexes , however it may do so in 2015.

The Business: Discount Retail Stores

The Company owns and operates discount retail stores and expects to expand to add additional dollar store retail locations in strategic locations throughout northern California. These strategic locations will be areas currently underserved by the dollar store channel.

According to Deloitte’s general publication “Dollar Store Strategies for National Brands,” as the stigma of dollar store shopping wanes, the dollar store channel has developed into a booming, $55.6 million industry in the United States. Through its discount retail stores segment, the Company intends to offer a broad selection of merchandise, including consumable products such as food, paper and cleaning products, bathroom and kitchen cleaners, personal grooming products such as soap, hair products, as well as pet supplies, and non-consumable products such as seasonal merchandise, home décor and domestics, and apparel. The Company intends to stock its retail stores with high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands..

According to a recent Supermarket News survey conducted in June of 2012, dollar stores sit in prime position to provide great value for everyday items such as cleaning products, personal grooming and many other personal items. The survey quotes one respondent saying that “Dollar stores are capturing paper products and cleaning products away from supermarkets, especially in small markets.” Dry food products, snacks, balloons, toys, holiday decorations, reading glasses and other popular items are also a factor in the popularity of dollar stores.

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The retail landscape for food, beverage, personal goods, and household goods is evolving rapidly as the range of retail formats expands and consumer preferences change. In the United States, consumers have a vast array of retail choices to purchase their preferred brands and products. For example, some brands are so ubiquitous that the identical product stock-keeping unit (SKU) is available at grocery stores, mass merchandisers, club stores, drug stores, and convenience stores, all within walking distance of each other. Each consumer has a distinct set of stores they shop at, a cadence with which they visit, and a unique selection of products they tend to purchase. Some consumers actively shop across channels comparing prices and offerings. Other consumers primarily shop at a small set of stores, or a single store. Furthermore, each retailer, and often store location, has a specific set of consumer segments they target.

The Business: Hotel and Residential Properties

The Company believes the hotel industry accounts for a significant part of the overall economy. The industry is highly segmented with many different brands targeting a vast range of customer needs at various price points. Businesses in the hotel industry generally operate under one or more business models, including hotel management, brand franchising and hotel ownership. Hotels are categorized into three groups: full-service, select-service and limited-service. Full-service hotels typically offer a full range of amenities and facilities, including food and beverage facilities and meeting facilities. Select-service hotels furnish some of the amenities offered at full-service hotels but on a smaller scale and generally do not to have meeting facilities. Limited-service hotels usually offer only lodging, however some provide modest food and beverage facilities such as breakfast buffets or small meeting rooms.

Lodging demand growth is generally related to the strength of the overall economy. Additionally, local demand factors may stimulate business and leisure travel to specific locations. In particular, macroeconomic trends relating to GDP growth, corporate profits, capital investments and employment growth are some of the primary drivers of lodging demand. As the economy continues to improve, the ongoing trend of strong transient demand and growing group business will continue to drive demand for hotels and lodging and allow the industry to achieve increased growth.

The Market

The dollar channel is a $55.6 billion industry in the United States. The recent recession and post-recessionary shopping habits have made dollar stores a frequent channel for more consumers—of all incomes. Dollar stores appeal to primarily low- and fixed-income consumers; however, a growing segment of shoppers are high-income consumers, as the stigma of dollar stores seems to be waning. Across consumer segments, dollar-store shopping trips appear to be expanding from merely a fill-in or occasional targeted purchase to a grocery or mass merchandise substitute. To some extent, the growth of dollar stores—in particular multi-price-point dollar stores, where the price of most products exceeds one dollar—is at the expense of mass merchandisers and grocery channels.

This growth in dollar stores is faster than traditional channels, particularly in the sales of personal goods, household goods, food, and beverages. Dollar stores typically offer more variety in food and beverage (including national brands) and the consumer perception of store brand quality improves.

The hotel industry globally and in the United States has improved as the economy has recovered over the past few years. According to the STR Global Census, October 2013 (adjusted to September 2013), U.S. hotel demand has grown at a compound annual growth (“CAGR”) rate of 4.9% over the past three years. Hotel supply has lagged at a CAGR of just 0.9%. The Company believes there is ample room to enter this market and that barriers for entry remain relatively low.

The Company’s Presence in the Market

The Company has targeted strategic locations in northern California that are currently underserved by the dollar store channel. It currently operates one deep discount retail store location in Sacramento, California. The Company plans to grow organically as a participant in the discount retail store industry. The Company will benefit from further expanding its operations and developing its economy of scale, expanding its brand recognition and customer loyalty and increasing its knowledge of industry operations, thereby allowing the Company to optimize its future operations and progressively develop future projects to reach their full potential.

Although the Company intends to begin trading precious metals and has begun acquiring and evaluating potential positions in the market, it does not currently have a presence in the trade of such metals. Likewise, the Company currently has no presence in the hotel or residential property marketplace. It intends to acquire such properties in the near future, thereby establishing a footprint in the market.

Services and Products

The Company plans to operate discount retail stores in the basic consumer goods market. Such consumable goods include packaged food comprised of cereals, canned soups, milk, eggs, vegetables, frozen and refrigerated foods, candies, cookies, crackers, salty snacks, carbonated beverages, over-the-counter medicines and personal care products, such as soap, body wash, shampoo, dental hygiene, as well as skin, and foot care products. The Company intends to offer additional products including gifts, party goods, toys, batteries, small electronics, greeting cards, pet supplies, pet food, gardening supplies, durable housewares, kitchen supplies, cookware, consumables, such as paper, plastics, household chemicals, and other items, including seasonal goods, such as Easter, Halloween, and Christmas merchandise.

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The Company has begun to establish positions in precious metals and intends to begin trading such metals. Currently, the Company has acquired 100 ounces of silver and a small amount of gold.

The Company has yet to identify and acquire hotel or residential properties. Currently, the Company is working with PKF Capital and other commercial brokers to identify potential hotel properties for purchase. Prospective properties include medium-sized hotels and residential apartment complexes.

Pricing

At the moment, the Company’s business is in the dollar store retail sector.  Thus, most products are priced at 99 cents or less. However, about 20% of the products offered at the 2,200 square feet store are priced over $1.00 due to customer requests for specific products.  The 4,700 square foot store has products only priced at 99 cents or less, nothing over 99 cents.

Competition

The Company’s discount retail stores are part of a highly competitive industry. The basic consumer packaged goods market encompasses discount stores and many other retailers, including mass merchandise, grocery, drug, convenience, variety and other specialty stores. The Company’s direct competitors will include retail companies such as ‘Dollar General’, ‘Family Dollar’, ‘Dollar Tree’, and ’99 CentOnly Store’ to the extent that these competitors are within a similar geographic area to the Company’s stores. These competitors may have greater financial and other resources than does the Company.

The Company intends to differentiate itself from other forms of discount retail stores by targeting low to middle-class consumers in strategic locations in northern California currently underserved by the dollar store channel.

If the Company does enter the hotel and or residential property industry, it will encounter significant competition from other hotel, residential and resort owners and operators. Primary competitors would include branded and independent hotel operating companies, national and international hotel brands and ownership companies.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners.

The Company entered into a Purchase Agreement with Dollar Store Services, Inc. in October 2013. The Company worked with Dollar Store Services, Inc. to develop, design and build out its first retail storefront.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its construction and development efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its project enters the marketplace. The Company plans to market its Dollar Stores through newspaper advertisement and low cost promotional campaigns.

Operations

The Company believes that presentation of the stores and customer service are important factors in each customer’s experience. Therefore, the Company’s personnel regularly check the stores to ensure items are appropriately placed and aisles are organized. The stores are maintained to provide a clean, convenient shopping experience and employees offer friendly, knowledgeable customer service.

Sales Strategy

The Company’s management has handpicked the products in the stores to offer quality products priced at 99 cents or less.  Compared to other dollar stores, the Company offers newer inventory and approximately one and a half times more inventory per square foot than other dollar stores. The Company also incentivizes larger purchases by offering customers a 10% discount if they spend more than $50.00 before tax.

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Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has limited revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market its Dollar Stores and hotels and residential properties once they have been acquired and developed.

The Company has posted limited revenues from operations based on customer sales at its discount retail stores. The Company posted revenues of approximately $20,076 during the three months ending March 31, 2014. During the partial-year 2012 and full-year 2013, the Company generated no revenues.

The Company has not generated profits and has posted net losses since inception. The Company posted net losses of $1,357 during the partial-year 2012, net losses of $157,319 in the full-year 2013 and net losses of $79,723 for the three months ending March 31, 2014.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2012, and was formerly known as Sandgate Acquisition Corporation. In July 2013, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sandgate Acquisition Corporation to Sunstock, Inc.

Relationship with Tiber Creek Corporation

The Company previously entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Sandgate Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Retail Storefront Leases

The Company entered into a lease agreement on October 30, 2013 for 2,239 square feet of retail shop space for a discount retail store.  The lease requires monthly payments of $3,919 (including triple net) for thirty-six months beginning February 2014. This property is located at 4215 Norwood Avenue, Suite 01B, Sacramento, California, 95838.

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On April 8, 2014, the Company entered into a retail shop lease for sixty-seven months beginning May 2014 for approximately 4,756 square feet. The monthly base rent for this location is currently $4,756, with seven months of free rent throughout the first eleven months. The base rent will gradually increase until the term expires in 2019. The property is located at 2265 Watt Avenue, Sacramento, California, 95825.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has one employee that receives Compensation and Benefits.  This employee has agreed to work for the Company for one year as a full-time employee, and the Company has agreed to pay the employee 100,000 shares of common stock.  The other full-time employee and three part-time employees are shareholders of the Company who have agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Property

The Company entered into a retail shop lease agreement dated October 30, 2013 requiring monthly payments of $3,919 for thirty-six (36) months beginning February 2014.  The store space consists of approximately 2,239 square feet and is located at 4215 Norwood Avenue, Suite 01B, Sacramento, California, 95838.

The Company entered into a retail shop lease on April 8, 2014 for sixty-seven months beginning May 2014 for approximately 4,756 square feet. The monthly base rent for this location is currently $4,756, with seven months of free rent throughout the first eleven months. The base rent will gradually increase until the term expires in 2019. The property is located at 2265 Watt Avenue, Sacramento, California, 95825.

The Company currently uses the residence of Jason C. Chang for its corporate office at no cost to the company. The Company has no other properties and at this time has no agreements to acquire any properties.

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Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

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The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In October 2012, the Company (as Sandgate Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001559157.

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PLAN OF OPERATION

Business Plan

The Company independently owns and operates discount retail stores, and intends to add additional retail stores, medium sized hotels and residential properties in strategic locations throughout California. In February 2014, the Company designed, developed and opened its first dollar store in Sacramento, California. The location consists of more than 2,200 square feet of retail store space. In May 2014, the Company opened an additional dollar store, also in Sacramento, California. Subsequently, the Company’s first dollar store was forced to close. The Company currently operates only one store (i.e. the second store it opened).

The Company will pursue further expansion led by an experienced manager with a sound financial background and an entrepreneurial spirit. President and Chief Executive Officer Jason Chang will devote his full-time working hours to the management, business development and guidance of the Company. Mr. Ramnik Clair will contribute to the Company on a part-time basis, with approximately 20% of his working time devoted to the Company.

The Company is also currently working with PKF Capital and other commercial brokers to identify potential hotel and residential properties for purchase.

Potential Revenue

The Company intends to earn revenue from sales to Customers at its retail stores. Additionally, the Company plans to acquire hotels and residential properties and earn revenue from renting lodging accommodations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is an early-stage company (only recently emerging from its status as a development-stage company) and was incorporated in the State of Delaware in July 2012. As of the periods from inception, July 23, 2012 (inception), through December 31, 2012, and the year ended December 31, 2013, respectively, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its operating activities. During the three months ended March 31, 2014, the Company generated limited revenues, but continued to incur operating losses.

The Company anticipates that it would need approximately $100,000 over the next 12 months to continue as a going concern and expand its operations to operate additional discount retail stores, enter the precious metals trading market and potentially acquire a mid-sized hotel and/or residential apartment complex in accordance with its current business plan. The Chief Executive Officer and several shareholders plan to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations. The Company’s Chief Executive Officer has entered into a funding agreement to provide up to $120,000 over the 2015 calendar year to supplement the operations until the Company can generate sufficient revenue.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

The Company has posted limited revenues from customer sales at its discount retail stores. The Company posted net losses of $1,357 during the partial-year 2012 and net losses of $157,319 in the full year 2013. This 2013 full year loss of $157,319 was due to the startup operating costs of $102,119 and an accrued litigation of $55,200, which is reserved on the balance sheet at December 31, 2013. Cash flows to provide for this loss were mainly from a shareholder loan for $102,938 and proceeds from common stock issuance for $124,230. During the nine months ended September 30, 2014, the Company posted net losses of $94,197, as compared to net losses of $90,903 posted for the nine months ended September 30, 2013. Of the net loss of $94,197 for the nine months ended September 30, 2014, $145,071 consisted of revenues as the Company opened its first stores during this period. Operating expenses in this period were $153,851 due to continued startup costs as these were mainly financed by cash flows from changes in operating assets in prepaid expenses of $92,598.

The Company has not recorded salary expenses to date in 2014 for officers or store employees, as they have contributed their time without compensation. The Company estimates the cost of employees to be $40,000 quarterly and $160,000 annually. However, the Company assumes that it will be begin to pay such individuals in the future and such additional costs will have a negative effect on the Company’s statement of operations.

On August 21, 2014 the Company’s first store was forced to close due to the building operator’s below code electrical maintenance. The Company expects losses associated with business interruption as to lost sales to be reimbursed by the landlord. All inventory at this store was relocated to the second store and the fixed assets were moved into storage. This store opened in February 2014 and contributed approximately 54% of the Company’s revenues for the nine months ending September 30, 2014. Of the revenues of $145,071, approximately $78,000 may be attributed to this store. Though significant in interrupted revenue streams the Company anticipates a larger revenue stream in 2015. Related rents and associated costs have ceased with a final settlement pending.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

At the moment, the Company’s business focuses on the dollar store retail sector.  Thus, most products are priced at 99 cents or less.

Potential Revenue

The Company intends to earn revenue from sales to Customers at its retail stores. Additionally, the Company plans to acquire hotels and residential properties and earn revenue from renting lodging accommodations.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Early Stage of Company and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company was considered to be in the development stage until it recently began formal operations. The Company has not generated significant revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital beyond 2014. The Company intends to pursue the acquisition of a medium sized hotel in the future. The Company is currently working with realtors to consider potential properties. However, the Company expects such an acquisition would cost as much as $2,000,000 and therefore the Company would need to generate capital of between $2,000,000 and $5,000,000 to facilitate this acquisition.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Nine Months ended September 30, 2014

The Company generated revenues during the nine months ended September 30, 2014 of $145,071, as compared to no revenues posted for the nine months ended September 30, 2013. The increase in revenues is primarily due to the commencement of operations and sales at its first retail location. However, due to the August 2014 closure of one of the Company’s stores, the Company believes that maximum revenues were not generated during this period.

During the nine months ended September 30, 2014, the Company posted operating loss of $94,197 and net loss of $94,197, as compared to an operating loss of $90,903 and a net loss of $90,903 for the nine months ending September 30, 2013. The losses are due to continued start-up costs, including expenses to design and develop its current retail stores, analyzing prospective business opportunities and fees related to the Company’s advisors.

During the nine months ended September 30, 2014, the Company used net cash of $7,508 in its operations. During such period, the Company also generated cash from financing activities in the amount of $53,866. The Company had a cash balance of $15,028 and $27,500 in inventory as of September 30, 2014.

The Company purchased equipment totaling $8,901 during the nine months ended September 30, 2014.

Discussion of the Year ended December 31, 2013

The Company did not generate revenues during the year ended December 2013.

During the year ended December 31, 2013, the Company posted a net loss of $157,319.

For the year ended December 31, 2013, the Company used $201,736 of net cash in operating activities and received net cash from financing activities of 210,368. The Company had a cash balance of $10,632 as of December 31, 2013.

The Company did not incur any capital expenditures during the year ended December 31, 2013.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Year ended December 31, 2012

The Company did not generate revenues during the period from July 23, 2012 (inception) through December 31, 2012.

During the period from July 23, 2012 (inception) through December 31, 2012, the Company posted a net loss of $1,357.

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For the period from July 23, 2012 (inception) through December 31, 2012, the Company generated cash of approximately $2,000.

The Company did not incur any capital expenditures during the period from July 23, 2012 (inception) through December 31, 2012.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Jason Chang	42	President, Chief Executive Officer, Director	2013
Dr. Ramnik Clair	63	Senior Vice President and Director	2013

Jason Chang

Jason Chang is Chairman and Chief Executive Officer of the Company. Jason Chang has over 5 years of experience working in the retail and grocery industry and over 20 years of experience working in the hospitality industry (primarily managing local motels in the Sacramento-area of California and also managing a hotel in the Oakland-region of California). His principal occupation has been as an investor. Mr. Chang began his business career at an early age by being fully immersed in the hospitality industry as he helped his parents run the family business. Together they operated several successful hotels throughout California for many years. Now Mr. Chang has over 20 years of hospitality management experience which he uses daily in his role as CEO. Mr. Chang has also spent many years as an extremely successful investor and entrepreneur, including working with local investment clubs and running motels. He has helped fund numerous startup companies, primarily dealing with those in the technology sector.

Over the past five (5) years, Mr. Chang’s professional experience has been continuously working as a self-employed investor, trading stocks, options, commodities and various other securities.

Dr. Ramnik Clair

Dr. Ramnik Clair is Senior Vice President of the Company. Dr. Ramnik Clair is a board certified MD in Physical Medicine & Rehabilitation and his principal occupation has been as a physiatrist. Dr. Clair obtained his medical degree in India and emigrated to the United States in 1983. He completed his residency in New York and has been in the medical practice as a solo practitioner. He has a strong interest in diversifying his opportunity in real estate development. His professionalism will help build long-term relationships with the growing client base.

Over the past five (5) years, Dr. Clair has been continuously employed in his own medical practice as a physician in Stockton, California.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

In April 2014, the Company received notice that a shareholder had filed a lawsuit against the Company. In August 2014, the Company filed a cross-complaint against the shareholder in that lawsuit.

The Company estimates the cost of this lawsuit will be approximately $55,200, and has reflected this amount in accrued litigation on the accompanying balance sheet as of December 31, 2013.

In January 2015, the Company filed a lawsuit against the landlord where the Company previously operated its first store. The store was closed due to the landlord’s failure to take out building permits and its substandard electrical wiring (the City of Sacramento deemed the store to be a safety hazard).

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EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate
		Annual	Annual	Accrued				All	Annual
		Earned	Payments	Salary Since		Stock and	Compensation	Other	Compensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	Compensation	Total
Jason C. Chang	2014	$0	$0	$0	$0	$0	$0	$0	$0
Chairman, CEO, Director	2013	$0	$0	$0	$0	$0	$0	$0	$0

Dr. Ramnik Clair	2014	$0	$0	$0	$0	$0	$0	$0	$0
Sr. V. P. & Director	2013	$0	$0	$0	$0	$0	$0	$0	$0

To date, the company has not paid compensation to any executive officer or director (certain loans that the Company made to Mr. Chang were later reclassified as compensation expense).

In the future, the Company may choose to pay a salary or fees to Mr. Chang and Mr. Ramnik in the future.

Employment Agreements

Currently, the Company has only one employment agreement. The Company has agreed to compensate one full-time employee 100,000 shares of common stock in exchange for his commitment of one-year. The Company has not entered into employment agreements with any other employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Jason Chang	Chairman, CEO, Director	7,046,012	76%	69%

Dr. Ramnik Clair	Senior Vice President, Director	270,000	3%	0%

Chiung Chang	5% Shareholder	630,000	7%	0%

Total owned by officers and directors (2)		7,316,012	79%	69%

(1) Based upon 9,231,397 shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,874,601 Shares offered, and 9,231,397 shares outstanding following the offering.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company’s common stock. Tiber Creek has received consulting fees of $125,000 to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Driftwood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

On February 1, 2014, the Company issued 1,846,012 shares of common stock to Jason Chang, the Director, who is also a majority shareholder of the Company, for an aggregate price of $18,460. The shareholder paid for these shares by converting the loan from shareholder ($6,838 as of February 1, 2014), and paying $5,218 in the second quarter with the remaining balance of due of $6,404 being reflected in the subscriptions receivable on the accompanying unaudited condensed balance sheet as of September 30, 2014. Jason Chang plans to pay this balance in the third or fourth quarter of 2014.

At the same time, the Company entered into a note receivable from Jason Chang, the Director, a majority shareholder of the Company in the sum of $33,061, payable in the fourth quarter of 2014. This amount is also reflected as deferred revenue on the Company’s Balance Sheet as of September 30, 2014 in the sum of $17,624 and will not be recognized into revenue until there is pervasive evidence of the sale.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 2,874,601 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

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The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
	Number	Percentage	Number	Number	Percentage

Jason Chang	7,046,012	76%	704,601	6,341,411	69%

Chiung Chang	630,000	7%	630,000	0	0%

Ramnik S. and Balbir H. Clair	270,000	3%	270,000	0	0%

Shawn Appling	30,000	*	30,000	0	0%

Kuldip S. Atwal	10,000	*	10,000	0	0%

Sarbdeep S. Atwal	10,000	*	10,000	0	0%

Bryan Barboza	1,000	*	1,000	0	0%

Pramod and Meera Bhatia	50,000	*	50,000	0	0%

Deljit K. Brar	10,000	*	10,000	0	0%

Ravinder S. Brar	10,000	*	10,000	0	0%

James Cassidy (3)	250,000	3%	250,000	0	0%

Chia-Hui Chen	10,000	*	10,000	0	0%

Ya-Wen Chen	10,000	*	10,000	0	0%

Sue Mee L. Chiang	32,000	*	32,000	0	0%

Betty Chow	10,000	*	10,000	0	0%

Balbir H. Clair	20,000	*	20,000	0	0%

Kiran H. Clair	10,000	*	10,000	0	0%

Ranjeet S. Clair	10,000	*	10,000	0	0%

Raman H. Dallar	10,000	*	10,000	0	0%

Surhit and Ravinder Dhillon	10,000	*	10,000	0	0%

Yesenia Diaz	1,000	*	1,000	0	0%

Zhendong Jiang	10,000	*	10,000	0	0%

Chun Lee	41,000	*	41,000	0	0%

Deborah Lee	1,000	*	1,000	0	0%

Leland H. Lee	190,000	1.7%	190,000	0	0%

Mildred Lee	145,000	1.6%	145,000	0	0%

Wei-Jung Liu	15,000	*	15,000	0	0%

Zhenrong Lu	10,000	*	10,000	0	0%

Ryanne K. Mason	15,000	*	15,000	0	0%

James McKillop (4)	250,000	3%	250,000	0	0%

Ronald E. Meier	1,000	*	1,000	0	0%

David Pacilowski	5,000	*	5,000	0	0%

Paramveer Purewal	1,000	*	1,000	0	0%

Satvinder Purewal	1,000	*	1,000	0	0%

Richard D. and Jamie Ricker	12,000	*	12,000	0	0%

Howard and Joan Johnston Robins	75,000	*	75,000	0	0%

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Felicia Santori	1,000	*	1,000	0	0%

Amy N. Shelp	1,000	*	1,000	0	0%

Krysta Snider	1,000	*	1,000	0	0%

Claudia M. Villegas	1,000	*	1,000	0	0%

(1) Based upon 9,231,397 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 2,874,601 Shares offered, and 9,231,397 Shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation. Mr. Cassidy is a promoter of the Company.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC. Mr. McKillop is a promoter of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 9,231,397 shares of common stock outstanding of which 7,316,012 shares are owned by officers and directors of the Company. There will be 9,231,397 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Sandgate Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Sandgate Acquisition prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Sunstock Inc. as of December 31, 2013 and December 31, 2012, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2013 and the period from July 23, 2012 (inception) to December 31, 2012, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of June 23, 2014, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

29

ITEM 1. FINANCIAL STATEMENTS

30

SUNSTOCK, INC.

CONDENSED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash	$15,028	$10,632
Inventory	27,500	-
Prepaid expenses	2,378	94,976
Note Receivable from Shareholder	33,061	-
Total Current Assets	77,967	105,608
Property and equipment-net	8,404	-
Security deposits	4,756	5,226
Total assets	$91,127	$110,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,559	$935
Accrued litigation	55,200	55,200
Loan from shareholder	-	6,694
Total Current Liabilities	73,759	62,829
Total liabilities	73,759	62,829

Stockholders’ equity
Preferred stock; $0.0001 par value, 20,000,000 shares authorized; zero shares issued and outstanding	$-	$-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 9,231,397 and 7,044,000 shares issued and outstanding, respectively	923	704
Subscriptions receivable	(16,000)	(16,000)
Additional paid - in capital	285,318	221,977
Accumulated deficit	(252,873)	(158,676)
Total stockholders’ equity	17,368	48,005
Total liabilities and stockholders’ equity	$91,127	$110,834

The accompanying notes are an integral part of the unaudited condensed financial statements

F-1

SUNSTOCK, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Revenue	$53,821	$-	$145,071	$-

Cost of revenue	25,153	-	$85,417	-
Gross profit	28,668	-	59,654	-

Operating expenses	41,631	90,903	$153,851	90,903

Income (Loss) before income tax	(12,963)	(90,903)	(94,197)	(90,903)
Income tax	-	-	-	-

Net income (loss)	$(12,963)	$(90,903)	$(94,197)	$(90,903)

Income (loss) per share - basic and diluted	$(0.00)	$(0.05)	$(0.01)	$(0.01)

Weighted average shares - basic and diluted	9,225,377	1,817,272	8,918,438	15,092,267

The accompanying notes are an integral part of the unaudited condensed financial statements

F-2

SUNSTOCK, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine	For the nine
	months ended	months ended
	Sept. 30, 2014	Sept. 30, 2013
OPERATING ACTIVITIES
Net loss	$(94,197)	$(90,903)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	497	-
Common stock issued for services	3,000	-
Changes in operating assets and liabilities
Inventories	(27,500)	-
Prepaid expenses	92,598	-
Deposits	470	-
Accounts payable and accrued liabilities	17,624	(350)
Deferred revenue	-	-

Net cash provided by (used in) operating activities	(7,508)	(91,253)

INVESTING ACTIVITIES
Purchase of equipment	(8,901)	-
Note Receivable from Shareholder	(33,061)	-

Cash provided by (used in) investing activities	(41,962)	-

FINANCING ACTIVITIES
Loan from shareholder	-	90,004
Subscriptions receivable	-	(21,000)
Proceeds from loan to shareholder	144	(1,803)
Proceeds from issuance of common stock	53,722	64,603

Net cash provided by (used in) financing activities	53,866	131,804

Net increase (decrease) in cash	4,396	40,551

Cash, beginning of period	10,632	2,000

Cash, end of period	$15,028	$42,551

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Taxes paid	$-	$-
Interest paid	$-	$-
Issuance of common stock upon conversion of loan from shareholder	$6,838	$-

The accompanying notes are an integral part of the unaudited condensed financial statements

F-3

SUNSTOCK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

This summary of significant accounting policies is presented to assists the reader in understanding and evaluating the Company’s financial statements. The financial statements and notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Sunstock, Inc. (formerly known as Sandgate Acquisition Corporation) (“Sunstock” or “the Company”) was incorporated on July 23, 2012 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On July 18, 2013, the Company has changed its name from Sandgate Acquisition Corporation to Sunstock, Inc. and filed a Form 8-K with the Securities and Exchange Commission noticing such name change.

On July 18, 2013, Jason Chang and Dr. Ramnik S. Clair were named as the directors of the Company.

On October 30, 2013, the Company entered into a Purchase Agreement with Dollar Store Services, Inc. to develop, design and build out a retail store which the Company opened in February 2014. The Company opened its second retail store in May 2014.

BASIS OF PRESENTATION

A summary of the Company’s critical accounting policies are disclosed below. The Company’s critical accounting policies are further described under the caption “Critical Accounting Policies” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in more detail in the Company’s 2013 Annual Report on Form 10-K.

The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements and should be read in conjunction with the 10-K. The accompanying unaudited condensed financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2014.

REVENUE RECOGNITION

Our retail stores record revenue at the point of sale. Total revenues do not include sales tax because the Company is a pass-through conduit for collecting and remitting sales taxes. Revenue is recognized on the sale of a product when the product is shipped or delivered, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured. As substantially all sales are cash or credit card sales we did not maintain a reserve for bad debt as of September 30, 2014 or December 31, 2013.

F-4

SUNSTOCK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

INVENTORY

Inventory is stated at the lower of cost or market, using the first-in, first-out (FIFO) method of accounting. The company’s inventory consists entirely of finished goods. The cost of the Company’s inventory includes amounts paid to suppliers and freight costs incurred in connection with the delivery of product to our retail stores. The Company conducts a physical inventory and records adjustments to inventory through cost of goods sold for damaged, lost or stolen inventory (inventory shrinkage) at the end of each quarter beginning with the quarter ended September 30, 2014.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over three to five years. Improvements to leased property are depreciated over the life of the lease or the life of the improvement, whichever is less.

Stock Based Compensation - The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees”. FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

INCOME TAXES

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2014, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

F-5

SUNSTOCK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - GOING CONCERN

The Company has not posted operating income since inception. It has an accumulated deficit of $252,873 as of September 30, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These unaudited condensed financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 will have on our Condensed Consolidated Financial Statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern.” The amendments in this update provide guidance in U.S. GAAP about management’s responsibilities to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The main provision of the amendments are for an entity’s management, in connection with the preparation of financial statements, to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation should be based on relevant conditions and events that are known or reasonably knowable at the date the consolidated financial statements are issued. When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, the entity should disclose information that enables users of the consolidated financial statements to understand all of the following: (1) principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans); (2) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; and (3) management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern or management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. The amendments in this update are effective for interim and annual reporting periods after December 15, 2016 and early application is permitted. The Company is currently assessing this guidance for future implementation.

F-6

SUNSTOCK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of:

	September 30, 2014	December 31, 2013

Furniture and equipment	$8,901	$-

Less – accumulated depreciation	(497)	-
	$8,404	$-

NOTE 5 - ACCRUED LITIGATION

In December 2013, the Company issued 75,000 shares of common stock to a third party (the “Shareholder”) for consideration of $16,000. Such consideration was received directly by Jason Chang, CEO, and was not deposited into the Company's bank account. As the funds have not been received, such amounts have been included in subscription receivable in the accompanying balance sheet at December 31, 2013. In April 2014, the Company received notice from the Shareholder that he had filed a lawsuit against the Company and its CEO relating to the delay in the complainants' stock reaching public listing services. The Company had made efforts to settle this issue, without an agreement being reached. As such, the Company has recorded a loss contingency based on its best estimate of all costs to be incurred for the ultimate settlement of this matter. . The Company estimates its exposure to be $55,200, and has reflected this amount in accrued litigation on the accompanying balance sheet as of September 30, 2014.

NOTE 6 - RELATED PARTY BALANCES

On February 1, 2014, the Company issued 1,846,012 shares of common stock to Jason Chang, the Director, who is also a majority shareholder of the Company, for an aggregate price of $18,460. The shareholder paid for these shares by converting the loan from shareholder ($6,838 as of February 1, 2014), and paying $5,218 in the second quarter with the remaining balance of $6,404 being paid in the quarter ending September 30, 2014.

In August 2014, the Company entered into a note receivable agreement of approximately $33,000 with the Company’s CEO and chairman of the board of directors. At September 30, 2014, the entire balance was due. In November 2014, such amount was reclassified to compensation expense. Effective July 30, 2002, Section 402 of the Sarbanes-Oxley Act of 2002 amended the Securities Exchange Act of 1934 to prohibit U.S. and foreign companies with securities traded in the United States of America from making, or arranging for third parties to make, nearly any type of personal loan to their directors and executive officers. Violations of the Sarbanes-Oxley loan prohibition are subject to the civil and criminal penalties applicable to violations of the Exchange Act.

The Company has not incurred any salaries and related expenses during 2014. The Company’s officer and store employees have contributed their time without compensation, nor any amounts due. The employees operate the Company’s store (two stores through August 2014) seven days per week and Jason Chang, CEO, has been in charge of the Company’s operations since July 2013. The Company approximates the quarterly expense would total $40,000 to hire and pay for comparable services. No such amounts have been recorded for the nine months ended September 30, 2014.

NOTE 7 - SUBSCRIPTIONS RECEIVABLE

As of September 30, 2014, the company had subscriptions receivable totaling to $16,000. Of this amount, the company has moved to restrict this stock as this amount relates to the shareholder litigation as mentioned in footnote 5, Accrued Litigation above. This amount is reflected as subscriptions receivable on the equity portion of the balance sheet on the accompanying unaudited condensed financial statements as of September 30, 2014.

NOTE 8 - COMMITMENTS

On October 30, 2013, the Company entered into a Purchase Agreement with Dollar Store Services, Inc. to develop, design and build out a retail store which the Company began operating on February 10, 2014. Additionally, the Company entered into a lease agreement on October 30, 2013 for 2,239 square feet of retail shop space for this store. The lease requires combined monthly payments of base rent of $3,733 for thirty six months beginning February 2014. On April 8, 2014 the Company entered into a sixty-seven month lease agreement for its second retail store. The lease requires monthly payments of base rent of $4,756, with free rent for months one through four, month seven, month nine and month eleven. The base rent increases gradually over the term of the lease. The company has recorded deferred rent related to this lease, which approximated $16,000 and was included in accounts payable in the accompanying balance sheet of September 30, 2014. This store began operations on May 8, 2014.

On August 21, 2014 the first store was forced to close due to below code electrical wiring the landlord had provided. Perishable inventory at this store was relocated to the second store as nonperishables were moved into storage along with fixed assets until a new location is expected to open in the first quarter of 2015. Related rents and associated costs have ceased with a final settlement pending.

The Company leases its facilities pursuant to a non-cancelable operating lease. Terms of the non-cancelable lease call for monthly payments for rent, common area maintenance, insurance and property taxes. The Company recognizes rental expense on a straight-line basis over the related term of the lease.

F-7

SUNSTOCK, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 - STOCKHOLDER’S EQUITY/(DEFICIT)

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2014, 9,231,397 shares of common stock and no preferred stock were issued and outstanding.

During the nine months ended September 30, 2014, the Company issued 2,187,397 common shares to third parties at prices from $0.01 to $0.65.

As described in Note 6, on February 1, 2014 the Company issued 1,846,012 common shares to the Company’s president, who is also a director and majority shareholder of the Company, at a price of $0.01 per share for an aggregate price of $18,460.

On March 15, 2014, the Company issued 30,000 shares of the Company’s common stock to a director, who is also a Senior Vice President, for a price of $3,000, or $0.10 per share for service rendered. In August 2014, the Company issued 15,385 shares of common stock for $10,000 at $0.65 per share.

NOTE 10 - RESTATEMENTS

Revenues

The original accounting for June 2014 sales were improperly deferred based on the cash not being deposited in the Company’s bank account. Based on management’s analysis of the underlying data, it determined that there was evidence of the sale transactions based on daily sales logs and the fact that such amounts were not deposited into the Company’s bank account was not a component of the Company’s revenue recognition policy.

The effect of these changes impacted the condensed balance sheet and condensed statements of operations for the quarter ended June 30, 2014. Accordingly, the condensed balance sheet, statements of operations and statement cash flows for the period described in the preceding sentence have been retroactively adjusted as summarized below:

Effect of Correction	As Previously Reported	Adjustment	As Restated

Balance sheet at June 30, 2014:
Inventory	$43,474	$(21,450)	$22,024
Deferred revenue	33,000	$(33,000)	$-
Accumulated deficit	(251,482)	$11,550	$(239,932)
Total stockholders’ equity	$2,355	$11,550	$13,905

Statement of Operations for the quarter ended June 30, 2014:
Revenue	$38,113	$33,000	$71,113
Cost of sales	24,744	21,450	46,194
Net Loss	(13,083)	11,550	(1,533)
EPS, Basic and Diluted	$-	$-	$-

Statement of Operations for the six months ended June 30, 2014:
Revenue	$58,189	$33,000	$91,189
Cost of sales	38,775	21,450	60,225
Net Loss	(92,806)	11,550	(81,256)
EPS, Basic and Diluted	$(0.01)	$-	$(0.01)

NOTE 11 - SUBSEQUENT EVENTS

There are no subsequent events.

F-8

FINANCIAL STATEMENTS

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sunstock, Inc. (a development stage company)

We have audited the accompanying balance sheets of Sunstock, Inc. (the “Company”) (a development stage company) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2013 and the periods from July 23, 2012 (Inception) through December 31, 2012 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2013 and the periods from July 23, 2012 (Inception) through December 31, 2012 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
June 23, 2014

F-1

SUNSTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

 BALANCE SHEETS

As of December 31, 2013 and 2012

	December 31, 2013	December 31, 2012

ASSETS

Current assets
Cash	$10,632	$2,000
Prepaid expenses	94,976	-

Total Current Assets	105,608	2,000

Property and equipment-net	-	-
Security deposit	5,226	-

Total assets	$110,834	$2,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$935	$350
Accrued litigation	55,200	-
Loan from shareholder	6,694	-
Total Current Liabilities	62,829	350

Total liabilities	62,829	350

Stockholders’ equity
Preferred stock; $0.0001 par value, 20,000,000 shares authorized; zero shares issued and outstanding	$-	$-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 7,044,000 and 20,000,000 shares issued and outstanding as of December 31, 2013 and 2012, respectively.	704	2,000
Subscriptions Receivable	(16,000)	-
Additional paid - in capital	221,977	1,007
Accumulated deficit	(158,676)	(1,357)

Total stockholders’ equity	48,005	1,650
Total liabilities and stockholders’ equity	$110,834	$2,000

The accompanying notes are an integral part of these financial statements

F-2

SUNSTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2013 and for the Periods from July 23, 2012 (inception) to December 31, 2012 and 2013

	For the year ended December 31, 2013	For the period from July 23, 2012 (Inception) to December 31, 2012	For the period from July 23, 2012 (Inception) to December 31, 2013

Revenue	$-	$-	$-

Operating expenses	102,119	1,357	103,476

Operating loss	(102,119)	(1,357)	(103,476)

Other expense:
Extraordinary charge for litigation	55,200	-	55,200

Loss before income tax	(157,319)	(1,357)	(158,676)
Income tax	-	-	-

Net loss	$(157,319)	$(1,357)	$(158,676)

Loss per share - basic and diluted	$(0.01)	$(0.00)

Weighted average shares - basic and diluted	12,815,115	20,000,000

The accompanying notes are an integral part of these financial statements

F-3

SUNSTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period July 21, 2012 (Inception) through December 31, 2013

	Common Stock
	Shares	Amount	Subscriptions Receivable	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity

Balance, July 21, 2012 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	-	-	-	2,000

Additional paid-in capital	-	-	-	1,007		1,007

Net loss, period ended December 31, 2012	-	-	-	-	(1,357)	(1,357)

Balance, December 31, 2012	20,000,000	2,000	-	1,007	(1,357)	1,650

Cancellation of common stock	(19,500,000)	(1,950)	-	-	-	(1,950)

Issuance of common stock	2,344,000	234	(16,000)	123,996	-	108,230

Additional contributions from shareholders	-	-	-	1,150	-	1,150

Conversion of shareholder loan to common stock	4,200,000	420	-	95,824	-	96,244

Net loss, period ended December 31, 2013	-	-	-	-	(157,319)	(157,319)

Balance, December 31, 2013	7,044,000	$704	$(16,000)	$221,977	$(158,676)	$48,005

The accompanying notes are an integral part of these financial statements

F-4

SUNSTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2013 and for the Periods from July 23, 2012 (inception) to December 31, 2012 and 2013

	For the year ended December 31, 2013	For the period from July 23, 2012 (Inception) to December 31, 2012	For the period from July 23, 2012 (Inception) to December 31, 2013
OPERATING ACTIVITIES
Net loss	$(157,319)	$(1,357)	$(158,676)
Adjustments to reconcile net income to net cash
Cash used in operating activities
Changes in operating assets and liabilities
Prepaid expenses	(94,976)	-	(94,976)
Deposits	(5,226)	-	(5,226)
Accounts payable and accrued liabilities	55,785	350	56,135

Net cash used in operating activities	(201,736)	(1,007)	(202,743)

FINANCING ACTIVITIES
Loan from shareholder	102,938	-	102,938
Subscriptions receivable	(16,000)	-	(16,000)
Proceeds from common stock	124,230	2,000	126,230
Redemption of common stock	(1,950)	-	(1,950)
Proceeds from paid in capital	1,150	1,007	2,157

Net cash provided by financing activities	210,368	3,007	213,375

Net increase in cash	8,632	2,000	10,632

Cash, beginning of period	2,000	-	-

Cash, end of period	$10,632	$2,000	$10,632

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Common stock issued for shareholder debt	$96,244	$-	$96,244

The accompanying notes are an integral part of these financial statements

F-5

SUNSTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Sunstock, Inc. (formerly known as Sandgate Acquisition Corporation) (“Sunstock” or “the Company”) was incorporated on July 23, 2012 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sunstock has been in the developmental stage since inception and its operations to date have been limited to issuing shares of its common stock. Sunstock may attempt to locate and negotiate with a business entity for the combination of that target company with Sunstock. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Sunstock will be successful in locating or negotiating with any target company. Sunstock has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On July 18, 2013, the Company has changed its name from Sandgate Acquisition Corporation to Sunstock, Inc. and filed a Form 8-K with the Securities and Exchange Commission noticing such name change.

On July 18, 2013, Jason Chang and Dr. Ramnik S. Clair were named as the directors of the Company.

On October 30, 2013, the Company entered into a Purchase Agreement with Dollar Store Services, Inc. to develop, design and build out a retail store which the Company opened in February 2014.  The Company opened its second retail store in May 2014.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2013.

INCOME TAXES

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

F-6

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

NOTE 2 - GOING CONCERN

The Company has sustained operating losses since inception and has an accumulated deficit of $158,676 as of December 31, 2013. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-7

NOTE 4 - RELATED PARTY BALANCES

During the year ended December 31, 2013, the Company’s president, who is also a director and majority shareholder of the company, advanced and incurred operating expenses of $102,937 on behalf of the company. This balance was reduced by $100 due from the director for the purchase of the Company’s common stock on July 19, 2013.  On October 18, 2013, the shareholder converted $96,244 of this loan to 4,200,000 shares of the Company’s common stock.   The net amount of $6,694 is reflected as a loan to shareholder on the accompanying audited financial statements as of December 31, 2013, and is due March 31, 2014.  Under the terms of the loan, the balance does not accrue interest until March 31, 2014, after which the unpaid balance begins accruing interest at 5.0%.   The shareholder converted this net amount to common stock in February 2014.

NOTE 5 – SUBSCRIPTIONS RECEIVABLE

As of December 31, 2013, a director, Jason Chang, owed $16,000 to the Company related to the issuance of common stock to third parties.  This amount is reflected as subscriptions receivable on the equity portion of the balance sheet on the accompanying financial statements as of December 31, 2013.   The director intends to transfer these funds to the company or return the funds to the third parties in 2014.

NOTE 6 – COMMITMENTS

On October 30, 2013, the Company entered into a Purchase Agreement with Dollar Store Services, Inc. to develop, design and build out a retail store which the Company began operating on February 10, 2014.  Additionally, the Company entered into a lease agreement on October 30, 2013 for 2,239 square feet of retail shop space for this store.  The lease requires combined monthly payments for rent and maintenance fees of $3,733 for thirty six months beginning February 2014.

NOTE 7 - STOCKHOLDER’S EQUITY (DEFICIT)

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2013, 7,044,000 shares of common stock and no preferred stock were issued and outstanding.

In July, 2012, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

As of December 31, 2013, the stockholders have made capital contributions in the amount of totally $2,157 to pay the auditing and operating expenses incurred by the Company.

On July 18, 2013, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950.

On July 19, 2013, the Company issued 1,000,000 shares of common stock to a director and officer of the Company for an aggregate price of $100.00.

During the year ended December 31, 2013, the Company issued 1,104,000 common shares to third parties at prices from $.001 to $1.00 for an aggregated amount of $64,130.

On October 18, 2013, the president of the Company converted amounts loaned to the Company of $96,244 for 4,200,000 common shares of common stock.

On October 21, 2013, the Company issued 240,000 common shares to a director and officer of the Company for an aggregate price of $60,000.

NOTE 8 – SUBSEQUENT EVENTS

As described in Note 5, the Company began operations of its first retail store on February 10, 2014.

The Company entered into a sixty-seven month lease agreement dated April 8, 2014 for its second retail store.  The lease requires monthly payments of base rent of $4,756, with free rent for months one through four, month seven, month nine and month eleven.  The base rent increases gradually over the term of the lease.  This store began operations on May 8, 2014.

In April 2014, the Company received notice that a shareholder had filed a lawsuit against the Company.   The Company estimates the cost of this lawsuit will be approximately $55,200, and has reflected this amount in accrued litigation on the accompanying balance sheet as of December 31, 2013.

F-8

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees		$556
State filing fees	$	[ ]
Edgarizing fees	$	[ ]
Transfer agent fees	$	[ ]
Accounting fees	$	[ ]
Legal fees	$	[ ]
Printing	$	[ ]

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 23, 2012, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on July 18, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On July 23, 2012, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on July 18, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(3) On July 19, 2013, 1,000,000 shares of common stock were issued by the Company to Jason Chang pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(4) From June 20, 2013 and continuing presently, the Company has issued 7,706,012 shares of its common stock pursuant to executed subscription agreements under a Regulation D offering. The Company filed a Form D in August 2013.

32

Shareholder Name	Number of Shares	Consideration

Shawn Appling	30,000	$300
Kuldip S. Atwal	10,000	$1,000
Sarbdeep S. Atwal	10,000	$1,000
Bryan Barboza	1,000	$100
Pramod and Meera Bhatia	50,000	$35,000
Deeljit K. Brar	10,000	$1,000
Ravinder S. Brar	10,000	$1,000
Chia-Hui Chen	10,000	$200
Ya-Wen Chen	10,000	$200
Chin and Chiung Chang	630,000	$630
Jason Chang	7,046,012	$114,804
Sue Mee L. Chiang	32,000	$700
Betty Chow	10,000	$2,000
Balbir H. Clair	20,000	$1,000
Kiran H. Clair	10,000	$1,000
Ranjeet S. Clair	10,000	$1,000
Ramnik S. and Balbir H. Clair	270,000	$63,000
Raman H. Dallar	10,000	$1,000
Surhit S. Dhillon	10,000	$1,000
Yesenia Diaz	1,000	$100
Zhendong Jiang	10,000	$1,000
Chun Lee	41,000	$4,100
Deborah Lee	1,000	$100
Leland H. Lee	190,000	$7,100
Mildred Lee	145,000	$9,500
Wei-Jung Liu	15,000	$1,500
Zhenrong Lu	10,000	$1,000
Ryanne K. Mason	15,000	$3,000
Ronald E. Meier	1,000	$100
David Pacilowski	5,000	$1,000
Paramveer Purewal	1,000	$100
Satvinder Purewal	1,000	$100
Richard D. and Jamie Ricker	12,000	$3,000
Howard and Joan Johnston Robins	75,000	$16,000
Felicia Santori	1,000	$100
Amy N. Shelp	1,000	$100
Krysta Snider	1,000	$100
Claudia M. Villegas	1,000	$100
Pramod Bhatia and Meera Bhatia	15,385	$10,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1	Funding Agreement by and between the Company and Jason Chang
10.2	Debt Equity Conversion Contract
10.3	Debt Equity Conversion Contract

23.1	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

____________________

* To be filed

+	Previously filed on Form 10-12G on October 10, 2012 (File No.: 000-54830) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

33

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

34

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on February 11, 2015.

SUNSTOCK, INC.

By:	/s/ Jason Chang
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Jason Chang
Title:	President (Principal Executive Officer)

By:	/s/ Jason Chang
Title:	Treasurer (Principal Financial Officer)

By:	/s/ Jason Chang
Title:	Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jason Chang	Director	February 11, 2015

/s/ Dr. Ramnik Clair	Director	February 11, 2015

35